THIS WARRANT AND THE SHARES OF COMMON STOCK PURCHASABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS RELATING TO SUCH SECURITIES OR AN OPTION OF COUNSEL REASONABLY SATISFACTORY TO MEDJET INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                                       Right to Purchase 18,272 Shares of Common
                                       Stock of MEDJET INC. (subject to
                                       Adjustment as provided herein).

                          COMMON STOCK PURCHASE WARRANT

                                 April 20, 1998

                  MEDJET INC. a corporation organized under the laws of the State of Delaware (the "Company") hereby certifies that, for value received, Judah Wernick, or registered assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date of this Warrant and before 5:00 p.m.. New York time, on April 19, 2002 (the "Expiration Date"), up to Eighteen Thousand Two Hundred Seventy Two (18,272) fully paid and nonassessable shares of Warrant Stock (as hereinafter defined), $.001 par value per share, of the Company, at a purchase price per share equal to one hundred and ten percent (110%) of the lesser of (i) $6.79 or (ii) the average closing bid price for the Common Stock quoted on the National Association of Securities Dealers, Inc. OTC Bulletin Board (the "OTC Bulletin Board") for the twenty (20) trading day period ending on the last trading day immediately prior to an Automatic Conversion Event (as defined in the Certificate of Designation of Series A Preferred Stock of the Company filed by the Company with the office of the Secretary of State of the State of Delaware on April 20, 1998) (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). In the event this Warrant is exercised in whole or in part prior to the occurrence of an Automatic Conversion Event, the Purchase Price. shall be $7.47. The number and character of such shares of Warrant Stock and the Purchase price are subject to adjustment as provided herein.

         At the option of Holder, this Warrant may be exercised in one of the following "cashless exercise" transactions:

                  (a) The Holder shall have the right to convert, in whole or in part, the Warrants (the "Conversion Right") at any time prior to the Expiration Date, into shares of Common Stock in accordance with the provisions of this paragraph by the Holder tendering to the Company written notice of exercise together with advice of the delivery of an order to a broker to sell part or all of the shares of Common Stock underlying the Warrants, subject to such exercise notice and an irrevocable order to and an irrevocable commitment by, such broker to deliver to the Company (or its transfer agent) sufficient proceeds from the sale of such shares to pay the aggregate Purchase Price of such Warrants and any withholding taxes All documentation and procedures to be followed in connection with such "cashless exercise" shall be approved in advance by the Company, which approval shall be expeditiously provided and not unreasonably withheld; or

                  (b) Upon written notice of exercise, the Company shall deliver to the Holder (without payment by the Holder of the aggregate Purchase Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the portion of the Warrants being exercised at that time (determined by subtracting the aggregate Purchase Price for the number of Warrants being exercised (in effect immediately prior to the exercise of the Conversion Right) from the amount obtained by multiplying the number of shares of Common Stock underlying the Warrants to be exercised by the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

                           (i) The term Company shall include MEDJET INC. and any corporation which shall succeed or assume the obligation of such company hereunder.

                           (ii) The term "Common Stock" includes (i) the Company's Common Stock, $.00l par value per share, as authorized on the date of the Agreement, and (ii) any other securities into which or for which any of the securities described in (i) hereof, may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

                           (iii) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 5 or otherwise.

                           (iv) The term "Warrant Stock" means the Shares of Common Stock and Other Securities owned or to be owned upon exercise of this Warrant and all other warrants in substantially the same form as this Warrant issued to Judah Wernick or thereafter to its Transferees (as hereinafter defined).

     1. EXERCISE OF WARRANT.

     1.1 NUMBER OF SHARES ISSUABLE ON EXERCISE. The Holder shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Warrant Stock, subject to adjustment pursuant to
Section 5.

     1.2 FULL EXERCISE. This Warrant may be exercised in full by the Holder by surrender of this Warrant, with the form of subscription attached as Exhibit A hereto (the "Subscription Form") duly executed by the Holder, to the Company at its principal office, accompanied by payment either (a) in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Warrant Stock for which this Warrant is then exercisable by the Purchase Price then in effect or, (b) the surrender to the Company of securities of the Company having an aggregate Fair Market Value (as hereinafter defined) equal to the aggregate Purchase Price of the shares of Warrant Stock being purchased upon such exercise; provided, however, that in lieu of the method of payment under clauses (a) or (b) of this
Section 1.2, the Holder may make payment by allowing the Company to deduct from the number of shares of Warrant Stock deliverable upon such exercise of this Warrant a number of shares of Warrant Stock which has an aggregate Fair Market Value determined as of the date of such exercise of this Warrant equal to the aggregate Purchase Price for all shares of Warrant Stock as to which this Warrant is then being exercised.

     1.3 PARTIAL EXERCISE. This Warrant may be exercised in part (but not for a fractional share) on not more than two (2)occasions by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Warrant Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. The method of payment shall be as permitted by Section 1.2. On any such partial Exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder a new Warrant of like tenor, in the name of the Holder hereof or as the Holder (upon payment by such Holder of any applicable transfer taxes), may request, subject to compliance with applicable securities laws, representing the number of shares of Warrant Stock for which such Warrant may still be exercised.

     1.4 FAIR MARKET VALUE. Fair Market Value of a share of Warrant Stock as of a particular date (the "Determination Date") shall mean:

     (a) If the Warrant Stock is traded on an exchange or is quoted on the Nasdaq National Market or the Nasdaq SmallCap Market ("Nasdaq"), then the average of the closing or last sale price, respectively, reported for the five business days immediately preceding the Determination Date.

     (b) If the Warrant Stock is not traded on an exchange or on Nasdaq but is traded in the over-the-counter market or other similar organization (including the OTC Bulletin Board), then the average of the closing bid and ask prices reported for the five business days immediately preceding the Determination Date.

     (c) If the Warrant Stock is not traded as provided above, then the price determined in good faith by the Board of Directors of the Company, provided that
(1) the basis or bases of each such determination shall be set forth in the corporate records of the Company pertaining to meetings and other actions of such board, and (2) such records are available to the Holder for inspection during normal business hours of the Company upon the giving of reasonable prior notice.

     (d) If the Determination Date is the date of a liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's charter, then all amounts to be payable per share to Holders of the securities then comprising Warrant Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Warrant Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Warrant Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

     1.5 COMPANY ACKNOWLEDGMENT. The Company will, at the time of the exercise of this Warrant, upon the request of the Holder acknowledge in writing its continuing obligation to afford to the Holder any rights to which the holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to the Holder any such rights.

     1.6 TRUSTEE FOR WARRANT HOLDERS. In the event that a bank or trust company shall have been appointed as trustee for the Holder pursuant to subsection 4.2, such bank or trust company shall have all the powers and duties of a warrant agent appointed pursuant to Section 11 and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

     2. DELIVERY OF STOCK CERTIFICATES, ETC. ON EXERCISE. The Company agrees that the shares of Warrant Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as the Holder (upon payment by such Holder of any applicable transfer taxes) may direct, subject to compliance with applicable securities laws, a certificate or certificates for the number of duly authorized and validly issued, fully paid and nonassessable shares of Warrant: Stock to which the Holder shall be entitled on such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any Other Securities and property (including cash, where applicable) to which the Holder is entitled upon such exercise.

     3. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY, ETC. RECLASSIFICATION. ETC. In case at any time or from time to time, the Holders of securities then comprising Warrant Stock shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

     (a) additional, Common Stock or Other Securities or property (other than cash) by way of dividend, or

     (b) any cash (excluding cash dividends payable solely out of earnings or earned surplus of the Company), or

     (c)  additional  Common Stock or Other  Securities  or property  (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate rearrangement, other than additional shares of Warrant Stock issued as a stock dividend or in a stock split (adjustments in respect of which are provided for in Section 5), then and in each such case the Holder, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of Common Stock and Other Securities and property (including cash in the cases referred to in subdivisions (b) and (c) of this Section 3) which the Holder would hold on the date of such exercise if on the date hereof the Holder had been the holder of record of the number of shares of Warrant Stock called for on the face of this Warrant and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and all such additional Common Stock and Other Securities and property (including cash in the cases referred to in subdivisions
(b) and (c) of this Section 3) receivable by the Holder as aforesaid during such period, giving effect to all adjustments called for during such period by
Section 4 and 5.

     4. ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

     4.1 REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition  to  the  consummation  of  such a  transaction  proper  and  adequate provision shall be made by the Company whereby the Holder, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization consolidation or merger or the effective date of such dissolution, as the case may be shall receive in lieu of the Warrant Stock issuable on such exercise prior to such consummation or such effective date, the Common Stock and Other Securities and property (including cash) to which the Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if the Holder had so exercised this warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 3 and 5.

     4.2 DISSOLUTION. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets in a transaction contemplated by Section 4.1(c), the Company, simultaneously with such dissolution, shall distribute or cause to be distributed to the Holder the Common Stock and Other Securities and property (including cash, where applicable) which would be receivable by the Holder it the Holder had exercised its Warrant in full immediately prior to such dissolution, less an amount of Common Stock Other Securities, property and cash with a value equal to the Purchase Price.

     4.3 CONTINUATION OF TERMS. Upon any reorganization, consolidation, merger or transfer referred to in this Section 4, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of Common Stock and Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization consolidation or merger, as the case may be, and shall be binding upon the issuer of any such Common Stock or Other Securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided herein.

     5. OTHER ADJUSTMENTS.

     5.1 EXTRAORDINARY EVENTS REGARDING WARRANT STOCK. In the event that the Company shall (a) issue additional shares of the Warrant Stock as a dividend or other distribution on outstanding Warrant Stock, (b) subdivide its outstanding shares of Warrant Stock, or (c) combine its outstanding shares of Warrant Stock into a smaller number of shares of Warrant Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Warrant Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Warrant Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 5. The number of shares of Warrant Stock that the Holder shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased or decreased to a number determined by multiplying the number of shares of Warrant Stock that would otherwise (but for the provisions of this Section 5.1) be issuable upon such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 5.1) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

     5.2 ADJUSTMENT FOR SALE OF ADDITIONAL SHARES.

     (a) Except with respect to the shares of Common Stock issuable upon conversion of the shares of the Company's convertible preferred stock offered for sale by the Company pursuant to the Confidential Private Placement Memorandum dated January 12, 1998, as supplemented by Supplement No. 1 dated February 27, 1998 to the Confidential Private Placement Memorandum and Supplement No. 2 dated March 18, 1998 to the Confidential Private Placement Memorandum, as the same may be from time to time be further amended or Supplemented, if the Company shall after the date hereof issue any additional shares of Common Stock of any class at a price per share less than the greater of (1) the Fair Market value of such Common Stock as of the date of grant or (2) the Purchase Price in effect immediately prior to such issuance or sale, then in each such case the purchase Price shall be reduced to an amount determined by multiplying the purchase Price by a fraction:

     (i) the numerator of which shall be (x) the number of shares of Common Stock of all classes outstanding (excluding treasury shares but including Warrants, options and convertible Securities (as defined in the Warrant Agreement dated as of August 6, 1996 executed in connection with the company's initial public offering), on an as-if exercised or converted basis) immediately prior to the issuance of such additional shares of Common stock plus (y) the number of shares of Common Stock which the Net Aggregate Consideration Per Share received by the company for the total number of such additional shares of Common Stock so issued would purchase at the purchase Price (prior to adjustment), and

     (ii) the denominator of which shall be (x) the number of shares of Common Stock of all classes outstanding (excluding treasury shares but including Warrants, options and Convertible Securities, on an as-if exercised or converted basis) immediately prior to the issuance of such additional shares of Common stock plus (y) the number of such additional shares of Common Stock so issued.

     For purposes of this paragraph 5.2, if a part or all of the consideration received by the Company in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in paragraph (b) below of this paragraph 5.2 consists of property other than cash, such consideration shall be deemed to have the same value as is recorded on the books of the Company with respect to receipt of such property so long as such recorded value was determined in good faith by the Company's Board of Directors, and shall otherwise be deemed to have a value equal to its fair market value.

     (b) For the purpose of this paragraph 5.2, the issuance of any warrants, options or other subscription or purchase rights with respect to shares of Common Stock of any class and the issuance of any securities convertible into shares of Common stock of any class (or the issuance of any warrants, options or any rights with respect to such convertible securities) shall be deemed an issuance at such time of such Common Stock if the Net Consideration Per Share which may be received by the Company for such Common stock (as hereinafter determined) shall be less than the Purchase Price at the time of such issuance and, except as hereinafter provided an adjustment in the Purchase Price shall be made upon each such issuance in the manner provided in paragraph (a) of this paragraph 5.2 as if such Common Stock were issued at such Net Consideration Per Share. No adjustment of the Purchase Price shall be made under this paragraph
5.2 upon the issuance of any additional shares of Common stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights or in any convertible securities if any adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Purchase Price with respect to this paragraph (b) of this paragraph 5.2 shall be disregarded if, as and when the rights to acquire shares of Common stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Purchase Price effective immediately upon such cancellation or expiration shall be equal to the Purchase Price in effect immediately prior to the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Purchase Price had the expired or canceled warrants, options, rights or convertible securities not been issued. In the event that the terms of any warrants, options other subscription or purchase rights or convertible securities previously issued by the Company are changed (whether by their terms or for any other reason) as to change the Net Consideration Per share payable with respect thereto (whether or not the issuance of such warrants, options, rights or convertible securities originally gave rise to an adjustment of the Purchase Price), the Purchase Price shall be recomputed as of the date of such change, so that the Purchase Price effective immediately upon such change shall be equal to the Purchase Price in effect at the time of the issuance of the warrants, options, rights or convertible securities subject to such change, adjusted for the issuance thereof in accordance with the terms thereof after giving effect to such change, and with such additional adjustments as would have been made to that Purchase Price had the warrants, options, rights or convertible securities been issued on such changed terms. For purposes of this paragraph (b), the Net Consideration Per share which may be received by the Company shall be determined as follows:

     (i) The Net Consideration Per Share shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such warrants, options, rights or convertible securities, plus the minimum amount of consideration, if any, payable to the Company upon exercise or conversion thereof, divided by the aggregate number of shares of Common stock that would be issued if all such warrants, options, subscriptions, or other purchase rights or convertible securities were exercised or converted at such net consideration per share.

     (ii) The Net Consideration Per Share which may be received by the Company shall be determined in each instance as of the date of issuance of warrants, options, rights or convertible securities without giving effect to any possible future price - adjustments or rate adjustments which may be applicable with respect to such warrants, options, rights or convertible securities and which are contingent upon future events; provided that in the case of an adjustment to be made as a result of a change in terms of such warrants. options, rights or convertible securities, the Net Consideration Per Share shall be determined as of the date of such change.

     5.3 EXCEPTIONS.

     No adjustment pursuant to Section 5 hereof to the Purchase Price of the Warrants will be made, however.

     (i) upon the sale or exercise of this Warrant or any Class A Redeemable Common Stock Purchase Warrants to purchase one (1) share of Common Stock at a present exercise price of $10.00 per share ("Class A Warrant"), including without limitation the sale or exercise of any of the Class A Warrants comprising the Unit Purchase Options issued in connection with the Company's initial public offering to Patterson Travis, Inc., or its affiliates, associates or employees; or

     (ii) upon the issuance or sale of Common Stock or Convertible Securities, upon the exercise of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, whether or not such rights, warrants, or options were outstanding on the date of the original sale of this Warrant or were thereafter issued or sold; or

     (iii)upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Warrants or were thereafter issued or sold; or

     (iv) upon the issuance or sale of Common Stock or Convertible Securities in a private placement unless the issuance or sale price is less than 85% of the Fair Market Value of the Common Stock on the date of issuance, in which case the adjustment shall only be for the difference between 85% of the Fair Market Value and the issue or sale price;

     (v)  upon the issuance or sale of Common Stock or Convertible Securities to
          (a) stockholders of any corporation which merges into the Company or from which the Company acquires assets and some or all of the consideration consists of equity securities of the Company, in proportion to their stock holdings of such corporation immediately prior to the acquisition or (b) to any corporation or person from which the Company acquires assets but only if no adjustment is required pursuant to any other provision of this Section 5; or

     (vi) upon the issuance or sale of (a) up to 300,000 options for the purchase Common Stock to employees, officers, directors, advisors or consultants under the Company's 1994 Stock Option Plan, as amended (the "Stock Option Plan") or (b) Common Stock issued upon the exercise of options granted under the Stock Option Plan.

     6. CHIEF FINANCIAL OFFICER'S CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Warrant Stock issuable upon exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Warrant Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Warrant Stock outstanding or deemed to be outstanding, and
(c) the purchase Price and the number of shares of Warrant Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the registered holder at such holder's last address as it appears on the books of the Company.

     7. RESERVATION OF STOCK, ETC. ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of this warrant, such number of shares of Warrant Stock as are issuable from time to time upon the exercise of this Warrant.

     8. ASSIGNMENT; EXCHANGE OF WARRANT. Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by the Holder (the "Transferor") with respect to any or all of the shares of Warrant Stock underlying this Warrant; provided, however, that the following conditions have been satisfied: (x) at the time of such transfer the Transferee (as hereinafter defined) provides to the Company in writing such representations and warranties as the Company may reasonably request regarding the status of the Transferee as an "accredited investor" as defined in Rule 501 promulgated under the Securities Act and (y) based solely on the representations and warranties provided pursuant to clause (x) above, there are not, at the Lime of the proposed transfer, more than ten holders of Warrants which are not "accredited investors." On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "Transferor Endorsement Form") if to the Company, the Company at its expense but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "Transferee"), calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant so surrendered by the Transferor. Each Transferee shall be entitled (pro rata according to the number of shares of Warrant Stock issuable under the Transferee's new Warrant) to those benefits accruing to the Transferor under this Warrant prior to the date of issue of such new Warrant or Warrants.

     9. REGISTRATION RIGHTS; PROCEDURE; INDEMNIFICATION.

     9.1 REGISTRATION RIGHTS.

     (a) As soon as practicable following the initial closing or any other of two subsequent closings relating to the sale of the Company's Convertible Preferred Stock as contemplated by that certain Placement Agency Agreement dated January 12, 1998 between the Company and Patterson `Travis, Inc., as amended by a letter agreement dated March 13, 1998 between the Company and Patterson Travis, Inc., but no later than July 20, 1998, the Company shall prepare and file a registration statement with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), covering the Warrant Stock to the extent required to permit the sale or other disposition of the Warrant Stock so registered by the holders use its best efforts to thereof (collectively, the "Seller"). The Company shall use its best efforts to cause the registration statement to remain effective for the period ending on the earlier of the: (i) date when all shares of Warrant Stock covered by the Registration statement have been gold; (ii) date such shares of Warrant Stock could be sold pursuant to Rule 144(k) under the Securities Act, as Rule 144(k) may subsequently be amended, supplemented or modified, or (iii) the Expiration Date

     (b) Intentionally Omitted.

     (c) Intentionally Omitted.

     9.2 REGISTRATION PROCEDURES.

     (a) The Company will, as expeditiously as possible:

     (i) prepare and tile with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 9.1 above and comply with the provisions of the Securities Act with respect to the disposition of all of the Warrant Stock covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

     (ii) furnish to the Seller, and to each underwriter, if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request to facilitate the public sale or other disposition of the securities covered by such registration statement;

     (iii)use its best efforts to register or qualify the Seller's Warrant Stock covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller designates, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation or a broker of or dealer in securities in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

     (iv) list  the  Warrant  Stock   covered  by  such   registration statement
          with any securities exchange market system on which the Warrant Stock of the Company is then listed or traded.

     (v) immediately notify the Seller and each underwriter,it any, at any time when a prospectus relating to the Warrant Stock is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which such prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material tact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

     (vi) make available for inspection by the seller, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Seller, underwriter, attorney, accountant or agent in connection with such registration statement.

     (b) The seller shall provide such cooperation as the Company may request in connection with the preparation of the Registration Statement.

     9.3 EXPENSES. All expenses incurred by the Company in complying with this
Section 9, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance are called "Registration Expenses." All underwriting discounts and selling commissions applicable to the sale of Warrant Stock, including any fees and disbursements of any special counsel to the Seller, are called "Selling Expenses."

         The Company will pay all Registration Expenses in connection with the registration statements filed under this Section 5. All selling Expenses in connection with each registration statement under this Section 9 shall be borne by the seller in proportion to the number of shares cold by the Seller relative to the number of shares sold under such registration statement or as all sellers thereunder may agree.

9.4      INDEMNIFICATION AND CONTRIBUTION.

     (a) In the event of a registration of any Warrant Stock under the Securities Act pursuant to this Section 9, the Company will indemnify and hold harmless the Seller, each underwriter, if any, of such Warrant Stock thereunder and each other person if any, who controls such Seller or underwriter within the meaning of the Securities Act, from and against any losses, claims, damages or liabilities, joint or several, to which the seller, or such underwriter or controlling person may become subject under the Securities Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Warrant Stock was registered under the Securities Act pursuant to this Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damages liability or action; provided, however, that the Company will not be liable to the provider of information giving rise to any claim in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, the underwriter or any such controlling person about itself in writing specifically for use in such registration statement or prospectus; provided further that the indemnity with respect to any preliminary prospectus shall not be applicable on account of any losses, claims, damages, liabilities or litigation arising from the sale of such securities to any person if the misstatement or omission was corrected in the final prospectus related thereto but such final prospectus was not delivered by the seller to such person at or prior to the sale of securities.

     (b) In the event of a registration of any of the Warrant Stock under the Securities Act pursuant to Section 9, the Seller will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, from and against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Warrant Stock was registered under the Securities Act pursuant to this Section 9, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material tact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided; however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Warrant Stock sold by the Seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the proceeds received by the seller from the sale of Warrant Stock covered by such registration statement.

     (c) promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9.4(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 9.4(c) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party `to such indemnified party of its ejection so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9.4(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided. however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party or if the indemnifying party shall not have assumed or undertaken the defense of such action with counsel reasonably satisfactory to such indemnified party. the indemnified party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of one such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 9.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this section 9.4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Seller or controlling person of the seller in circumstances for which indemnification is provided under this Section 9.4; then, and in each such case, the Company and the seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) the seller will not be required to contribute any amount in excess of the proceeds received by such Seller from the sale of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     10. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this warrant and, in the case of any such loss, theft or destruction of this warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     11. WARRANT AGENT. The Company may, by written notice to each Holder of the Warrant, appoint an agent having an office in New York, NY for the purpose of issuing Warrant Stock (or Other Securities) upon exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 8, and replacing this Warrant pursuant to Section 10, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

     12. TRANSFER ON THE COMPANY BOOKS. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

     13. NOTICES, ETC. All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished td the Company in writing by the Holder or, until the Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company. Notices shall be deemed given 48 hours after mailing.

     14. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of New York. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any other provision.

         IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                   MEDJET INC.



                                   By:/s/Eugene I. Gordon
                                      -----------------------------------------
                                      Name: Eugene I. Gordon
                                      Title: President-Technology Development
                                             and Chairman of the Board

Attest:




By:/s/Thomas M. Handschiegel
   ---------------------------------------
   Name: Thomas M. Handschiegel
   Title: Vice President-Finance and
          Human Resources and Secretary

                                                                       Exhibit A



                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO: MEDJET INC.

The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ______________ shares of Warrant Stock of MEDJET INC. and herewith makes payment of $___________________ therefor by [delivery of a check in such amount] [hereby instructing MEDJET INC. to deduct from the enclosed Warrant a number of shares of Warrant Stock having an aggregate Fair Market Value equal to $_________ as of the date hereof, which amount represents the Purchase Price for the shares for which the within Warrant is hereby exercised, and which is equal to ______ shares of Warrant Stock], and requests that the certificates for such shares be issued in the name of, and delivered to ___________________ whose address is______________________________.



Dated:



                                       _________________________________________
                                       (Signature must conform to name of Holder
                                        as specified on the face of the Warrant)



                                       _________________________________________
                                                       (Address)

                                                                       Exhibit B


                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)


     For value received. the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Warrant Stock of Medjet Inc. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Medjet Inc. with full power of substitution in the premises.

--------------------------------------- -------------------------------------- --------------------------------------
                                                     PERCENTAGE                               NUMBER
             TRANSFEREES                             TRANSFERRED                            TRANSFERRED
--------------------------------------- -------------------------------------- --------------------------------------
--------------------------------------- -------------------------------------- --------------------------------------

--------------------------------------- -------------------------------------- --------------------------------------
--------------------------------------- -------------------------------------- --------------------------------------

--------------------------------------- -------------------------------------- --------------------------------------
--------------------------------------- -------------------------------------- --------------------------------------

--------------------------------------- -------------------------------------- --------------------------------------
--------------------------------------- -------------------------------------- --------------------------------------

--------------------------------------- -------------------------------------- --------------------------------------
--------------------------------------- -------------------------------------- --------------------------------------

--------------------------------------- -------------------------------------- --------------------------------------




Dated: _____________________________, 19__   ___________________________________
                                             (Signature must conform to name
                                             of Holder as specified on the face
                                             of the Warrant)
Signed in the presence of:



_____________________________________      _____________________________________
(Name)                                     (Address)




_____________________________________      _____________________________________